Exhibit 4(b)


April 22, 1998

               Company Order and Officers' Certificate
                       Senior Notes, Series B


The Bank of New York, as Trustee
101 Barclay Street
New York, New York 10286

Attn: Corporate Trust Division

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of January 1, 1998 (as it may be amended or supplemented, the "Indenture"), from Appalachian Power Company (the "Company") to The Bank of New York, as trustee (the "Trustee"), and the Board Resolutions dated December 17, 1997 and March 26, 1998, copies of which certified by the Secretary or an Assistant Secretary of the Company are being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

           1. The Company's Senior Notes, Series B, Due 2038 (the "Notes") are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit 1.

           2. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

           (i) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $100,000,000, except as contemplated in Section 2.01(i) of the Indenture;

           (ii) the date on which the principal of the Notes shall be payable shall be June 30, 2038;

           (iii)interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be March 31, June 30, September 30 and December 31, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the close of business on the business day next preceding the relevant Interest Payment Date; except that if the Notes are no longer represented by a Global Note, as specified in Paragraph 2(vi) below, the Regular Record Date will be the March 15, June 15, September 15 or December 15, as the case may be, next preceding such Interest Payment Date (whether or not a business day); provided that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

           (iv) the interest rate at which the Notes shall bear interest shall be 7.30% per annum;

           (v) the Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after April 22, 2003, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount redeemed together with accrued and unpaid interest to the redemption date;

           (vi) (a) the Notes shall be issued in the form of a Global Note; (b) the Depositary for such Global Note shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto;

           (vii)the title of the Notes shall be "Senior Notes, Series B, Due 2038";

           (viii) the form of the Notes shall be as set forth in Paragraph 1, above;

           (ix) not applicable;

           (x)  the  Notes  shall  not  be  subject  to a  Periodic
           Offering;

           (xi) not applicable;

           (xii)not applicable;

           (xiii)    not applicable;

           (xiv)the Notes shall be issuable in denominations of $25 and any integral multiple thereof;

           (xv) not applicable;

           (xvi)the  Notes   shall   not  be  issued  as   Discount
           Securities;

           (xvii)    not applicable;

           (xviii)   not applicable; and

           (xix)not applicable.

           3. You are hereby requested to authenticate $100,000,000 aggregate principal amount of 7.30% Senior
      Notes, Series B, Due 2038 in such name as requested by The Depository Trust Company ("DTC") in the Letter of Representations dated April 17, 1998, from the Company and the Trustee to DTC in the manner provided by the Indenture.

           4.   You are  hereby  requested  to hold  the  Notes  as
      custodian   for  DTC  in   accordance   with  the  Letter  of
      Representations.

           5. Concurrently with this Company Order, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you.

           6.   The  undersigned  Armando  A.  Pena and  Thomas  G.
      Berkemeyer,    the   Treasurer   and   Assistant   Secretary,
      respectively, of the Company do hereby certify that:

           (i) we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

           (ii) we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

           (iii)we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

           (iv) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

           (v) on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

Kindly acknowledge receipt of this Company Order and Officers' Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

Very truly yours,

APPALACHIAN POWER COMPANY


By:/s/ A. A. Pena_____________
             Treasurer


And:/s/ Thomas G. Berkemeyer__
        Assistant Secretary


Acknowledged by Trustee:


By:/s/ Michael Culhane________
    Vice President



                                                          Exhibit 1


Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.


No.  R-1                                       4,000,000     Senior
Notes
                                               $25        principal
amount each

                      APPALACHIAN POWER COMPANY
               7.30% Senior Notes, Series B, Due 2038


CUSIP: 037735 78 4                                Oiginal     Issue
Date: April 22, 1998

Stated Maturity Date:  June 30, 2038          Interest Rate:  7.30%

Principal Amount: $100,000,000

Redeemable:          Yes  X    No ____
In Whole:       Yes  X    No ____
In Part:        Yes  X    No ____

Initial Redemption Date: April 22, 2003

Initial Redemption Price:  100%


      APPALACHIAN POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing (except as provided below) with the Interest Payment Date next succeeding the Original Issue Date specified above, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

      If any Interest Payment Date, any Redemption Date or the Stated Maturity Date is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of
Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity Date or any Redemption Date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register.

      This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1998 duly executed and delivered between the Company and The Bank of New York, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

      Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Note at its option, without premium or penalty, in whole or, in part, at any time on or after April 22, 2003, at a redemption price equal to 100% of the principal amount thereof plus any accrued but unpaid interest to the date of such redemption.

      This Note shall be redeemable to the extent set forth herein and in the Indenture upon not less than thirty, but not more than sixty, days previous notice by mail to the registered owner.

      The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

      In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or
(iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any
Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      All  terms  used  in  this  Note  which  are  defined  in the
Indenture  shall  have  the  meanings   assigned  to  them  in  the
Indenture.

      This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                    APPALACHIAN POWER COMPANY


                                    By:_______________________
                                               Treasurer

Attest:


By:___________________________
        Assistant Secretary



                    CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:  April 22, 1998



THE BANK OF NEW YORK, as Trustee


By:___________________________
   Authorized Signatory



      FOR  VALUE   RECEIVED,   the   undersigned   hereby  sell(s),
assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________

________________________________________________________________

________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Note and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Note on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.



Dated:________________________      _________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").